UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2024

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $11.50 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2024, Spectral AI, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an investor (the “Investor”) for the sale of up to $5,000,000 in shares of common stock of the Company, par value 0.0001 per share (“Common Stock”). On December 12, 2024, the Investor delivered a purchase notice under the Purchase Agreement for the purchase of 500,000 shares of Common Stock (the “Shares”), at an offering price of $1.80 per share (such transaction, the “Offering”).

The sale and issuance of the Shares is being made pursuant to the Company’s registration statement on Form S-3 (file number 333-282681) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2024 and declared effective on October 31, 2024, and the Company’s prospectus supplement relating to the Offering, which was filed with the SEC on December 12, 2024, that forms part of the Registration Statement.

The Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Purchase Agreement, subject to certain exceptions, the Investor has an option (the “Option”) to purchase additional shares of Common Stock (“Additional Shares”) up to the lesser of (i) $5,000,000 in aggregate proceeds or (ii) the remaining available capacity based on one-third of our public float pursuant to General Instruction I.B.6 of Form S-3 (such amount, the “Commitment Amount”). In the event the Option is exercised, the price of any Additional Shares sold shall be the lesser of (x) the closing price of our Common Stock on the previous trading day or (y) the 5-day volume-weighted average price of our Common Stock. We have agreed, under the Purchase Agreement, to grant to the Investor the right of first refusal for any equity offering during the period commencing on the effective date of the Purchase Agreement and expiring on the date that is ten business days following the date on which the Investor has purchased securities equal to the Commitment Amount under the Purchase Agreement, subject to certain exceptions.

A copy of the legal opinion of Reed Smith LLP, relating to the validity of the Shares in connection with the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document (or form thereof), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include statements related to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering, the intended use of proceeds from the registered direct offering and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company's periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in the Company's annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, and other documents subsequently filed with or furnished to the SEC.

Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause the Company's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Reed Smith LLP.
10.1	Form of Securities Purchase Agreement, dated November 18, 2024.
23.1	Consent of Reed Smith LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2025

SPECTRAL AI, INC.

By:	/s/ Vincent S. Capone
Name:	Vincent S. Capone
Title:	Chief Financial Officer and General Counsel

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